DRILLING CONTINUES TO INTERSECT HIGH-GRADE Cu-Pt-Pd-Au
in the PM DEPOSIT and FEASIBILITY STUDY UNDERWAY

TORONTO, ONTARIO-September 18, 2003. FNX Mining Company Inc. (FNX-TSX) and Dynatec Corporation (DY-TSX) report further positive drill results from infill drilling on the McCreedy West PM Deposit. Significant copper (Cu) and platinum-palladium-gold (TPM) values continue to be intersected over wide core lengths with high-grade assay values over shorter intersections.

HIGHLIGHTS

Hole Number	Ft	Cu%	Ni%	TPM g/t
FNX0151	107.0	0.8	0.1	6.7
incl.	1.5	17.3	0.5	204.4
incl.	3.0	9.1	2.7	52.0

FNX0152	160.0	0.5	0.2	3.7
incl.	35.0	1.4	0.8	9.1
incl.	4.3	2.9	0.7	19.9

FNX0189	82.5	0.8	0.1	4.8
incl.	27.5	1.3	0.2	8.5

FNX0190	85.0	1.4	0.1	8.5
incl.	33.5	2.7	0.2	17.3

FNX0191	102.5	0.9	0.1	4.8
incl.	12.5	1.4	0.3	8.9
incl.	12.5	1.4	0.2	9.8

FNX0197	149.0	1.0	0.2	6.5
incl.	26.2	3.4	0.9	22.9

FNX0201	125.0	0.6	0.1	5.1
incl.	18.0	1.2	0.2	11.3
incl.	18.0	1.1	0.3	9.8

FNX0227	165.0	0.8	0.1	4.6
incl.	20.0	1.5	0.6	7.5
incl.	40.0	1.3	0.1	10.0

FNX0241	5.0	2.0	0.1	14.3
and	7.4	8.3	1.8	41.7

FNX0243	30.0	1.4	0.2	12.4
incl.	7.5	4.8	0.8	37.2

FNX0247	6.0	2.7	0.5	23.2
and	10.0	<0.1	<0.1	43.4

FNX0254	3.0	4.2	4.3	47.7
and	76.5	2.2	0.3	8.8
incl.	30.0	1.8	0.2	10.8
incl.	7.5	13.8	2.3	37.3

FNX0255	70.0	0.5	0.1	6.2
incl.	7.5	1.6	0.2	23.4

FNX0256	0.5	19.8	0.7	124.3
and	5.0	<0.1	<0.1	6.7

Notes and abbreviations to accompany these highlights are located below.

The on-going drill program has been designed to establish mineral resource estimates for the PM Deposit and to provide detailed information in the part of the PM Deposit that will be accessed by the recently started exploration ramp. The PM exploration ramp (see Figure 2) has advanced some 300 ft. and is approximately 40% of the distance to the PM Deposit. The exploration ramp is being driven to facilitate the extraction of several large bulk samples that will be an integral part of the recently initiated PM Feasibility Study. The first of the bulk samples will be collected in January, 2004.

The PM Deposit is a large Cu-Pt-Pd-Au, footwall-type deposit that extends from the 900 Level to the 2200 Level. It is approximately 1500 ft. long by 1000 ft. wide and varies from several ft. to over 150 ft. in true thickness. The PM Deposit is open in several directions including down-dip, to the east and west and up-dip into the 950 Deposit. (see Figure 1).

The PM Deposit is situated near underground workings with the 1600 Level haulage drift running parallel to and approximately 300 ft. above the center of the deposit. The reconditioned 1600 Level provides an ideal platform for cost effective and efficient drilling of the PM Deposit. Current underground development on the 1450 Level will provide drill access to test areas of the PM Deposit currently not accessible for underground drilling.

Since the last PM Deposit press release on July 16, 2003, 15 boreholes (10,237 ft) have been drilled into the PM Deposit from the 1600 Level of the McCreedy West Mine and are being reported.

Sudbury Joint Venture - General

The Sudbury Joint Venture is owned 75% by FNX (exploration operator) and 25% by Dynatec (mining operator). The Sudbury Joint Venture properties (McCreedy West, Levack, Victoria, Norman and Kirkwood) are all former copper, nickel, platinum, palladium and gold producers. The properties are located in the Sudbury District of northeastern Ontario and are covered by previously announced agreements between FNX and Inco Limited (see January 11, 2002 FNX press release) and FNX and Dynatec Corporation (see February 3, 2002 FNX and DY press release). For a detailed description of the properties and previous work, please go to the FNX website "www.fnxmining.com" and refer to FNX's Annual Information Form dated May 9, 2003.

James M. Patterson, Ph.D., P.Geo., and Vice President Exploration of FNX, is the designated Qualified Person and responsible for the verification and quality assurance of the Sudbury Joint Venture's exploration data and analytical results. Anthony P. Makuch, M. Eng., P. Eng., M.B.A., and Dynatec's Vice President, Sudbury Joint Venture Mining Operations, oversees mining activities on behalf of the Sudbury Joint Venture. Please see the July 16, 2003 FNX press release for a description of sample preparation and assay procedures for the Sudbury Joint Venture.

This press release contains certain forward-looking statements. While these forward-looking statements represent our best current judgment, they are subject to a variety of risks and uncertainties, including the risk factors listed in FNX Mining's Annual Information Forms posted on FNX's website, that are beyond the company's ability to control or predict and which could cause actual events or results to differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements.

For further information, please contact:

Terry MacGibbon, President and CEO
Tel: 416-628-5929, Fax 416-360-0550, Email: tmacgibbon@fnxmining.com

David Constable, Vice President, Investor Relations and Corporate Affairs
Telephone: 416-628-5938, Fax: 416-360-0550, Email: dconstable@fnxmining.com,
FNX Website - www.fnxmining.com

TABLE 1 - PM DEPOSIT

Borehole	East	South	Az°	Dip°		Feet		%			g/t
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX0151	3450.0	1151.7	334.6	-85.2	237.5	344.5	107.0	0.8	0.1	1.8	2.1	2.7	6.7
				incl.	311.5	313.0	1.5	17.3	0.5	19.3	24.1	161.0	204.4
				incl.	332.0	344.5	12.5	2.2	0.7	4.4	7.3	1.9	13.6
				incl.	332.0	335.0	3.0	9.1	2.7	18.1	30.3	3.6	52.0
FNX0152	3450.0	1151.7	357.7	-70.9	220.0	380.0	160.0	0.5	0.2	1.4	2.0	0.3	3.7
				incl.	220.0	255.0	35.0	1.4	0.8	3.0	5.4	0.7	9.1
				incl.	277.5	281.8	4.3	2.9	0.7	6.8	11.3	1.8	19.9
				incl.	355.0	380.0	25.0	0.1	0.0	2.9	2.0	0.4	5.3
				incl.	405.0	410.0	5.0	0.2	<0.1	3.3	2.5	0.4	6.2
FNX0189	3200.0	1224.6	194.9	-83.1	245.0	327.5	82.5	0.8	0.1	1.9	2.2	0.7	4.8
				incl.	300.0	327.5	27.5	1.3	0.2	3.5	4.1	0.8	8.5
FNX0190	3200.0	1210.6	14.5	-79.3	205.0	290.0	85.0	1.4	0.1	2.8	4.1	1.6	8.5
				incl.	244.0	277.5	33.5	2.7	0.2	5.4	8.3	3.6	17.3
FNX0191	3200.0	1210.6	12.4	-59.7	177.5	280.0	102.5	0.9	0.1	1.9	2.4	0.5	4.8
				incl.	177.5	200.0	22.5	1.9	0.1	1.9	3.7	0.3	5.9
				incl.	225.0	237.5	12.5	1.4	0.3	3.3	3.9	1.7	8.9
				incl.	267.5	280.0	12.5	1.4	0.2	4.1	5.0	0.7	9.8
FNX0197	3350.0	1175.3	359.0	-79.5	186.1	335.1	149.0	1.0	0.2	2.6	3.4	0.5	6.5
				incl.	280.4	306.6	26.2	3.4	0.9	9.4	12.0	1.5	22.9
FNX0201	3400.0	1162.9	7.0	-56.0	167.2	292.2	125.0	0.6	0.1	2.1	2.4	0.6	5.1
				incl.	167.2	185.2	18.0	1.2	0.2	5.7	4.9	0.7	11.3
				incl.	232.7	250.7	18.0	1.1	0.3	4.0	4.7	1.1	9.8
				incl.	269.2	292.2	23.0	0.6	0.2	2.2	3.0	1.0	6.2
FNX0227	3150.0	1236.9	175.1	-75.1	160.0	325.0	165.0	0.8	0.1	1.6	1.8	1.1	4.6
					160.0	180.0	20.0	1.5	0.6	2.6	3.7	1.3	7.5
					285.0	325.0	40.0	1.3	0.1	3.5	3.2	3.3	10.0
FNX0241	3550.0	1129.0	353.4	-71.9	251.8	256.8	5.0	2.0	0.1	4.9	6.6	2.8	14.3
					319.8	327.2	7.4	8.3	1.8	13.6	24.8	3.3	41.7
FNX0243	3550.0	1129.0	359.0	-55.5	215.0	225.0	10.0	0.5	0.2	1.7	1.4	0.3	3.4
					305.0	335.0	30.0	1.4	0.2	6.8	5.1	0.4	12.4
				incl.	322.5	330.0	7.5	4.8	0.8	21.4	15.4	0.4	37.2
FNX0247*	3650.0	1118.8	182.5	-71.3	417.8	423.8	6.0	2.7	0.5	8.6	11.8	2.8	23.2
				and	538.8	548.8	10.0	<0.1	<0.1	9.2	34.2	0.0	43.4
FNX0254	3555.0	1129.0	168.4	-77.7	254.9	257.9	3.0	4.2	4.3	12.6	32.4	2.7	47.7
					304.7	381.2	76.5	2.2	0.3	3.5	4.7	0.5	8.8
				incl.	304.7	334.7	30.0	1.8	0.2	3.9	6.0	0.9	10.8
				incl.	368.7	376.2	7.5	13.8	2.3	16.7	20.1	0.5	37.3
FNX0255	3725.0	1092.0	0.5	-84.4	330.0	400.0	70.0	0.5	0.1	2.6	3.1	0.5	6.2
				incl.	355.0	362.5	7.5	1.6	0.2	11.2	10.9	1.3	23.4
				incl.	375.0	390.0	15.0	0.8	0.1	3.4	5.2	1.0	9.7
FNX0256	3725.0	1092.0	186.8	-83.6	365.0	375.0	10.0	0.3	0.1	1.8	2.8	0.2	4.7
				and	391.8	395.6	3.8	0.5	0.1	3.1	3.6	0.4	7.1
				and	431.6	432.1	0.5	19.8	0.7	40.6	83.2	0.5	124.3
				and	470.0	475.0	5.0	<0.1	<0.1	1.6	5.0	0.0	6.7
FNX0271*	2800.0	1287.3	176.7	-59.8	148.7	159.0	10.3	1.5	0.2	2.4	1.8	0.6	4.8

Notes for Tables :

  The lengths reported are core intersection lengths; true widths for 13 of the boreholes reported here are estimated to be between 75% to 100% of the intersection lengths, with the other two holes (*) estimated at 50% to 70%.

  Cu = copper; Ni = nickel; Pt = platinum; Pd = palladium; Au = gold

  TPM = total precious metals defined as Pt+Pd+Au g/t = grams per metric tonne

Sudbury Joint Venture
McCreedy West Property
PM Deposit

950 Deposit
Inclined Section
(-36° towards 151°)
Holes reported today
Holes previously reported
0
250
Feet
Open
Open
1600 Level Drift
Open
Open
Open
191
190
201
243
271
197
152
241
189
227
151
254
255
256
247
3000 E
4000 E
Figure 1

FNX Mining Company Inc.
September, 2003